Exhibit 99.1

Republic Bancorp, Inc. Reports Second Quarter 2014 Net Income of $6.3 Million and Year-to-Date Net Income of $18.3 Million

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 18, 2014--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report solid net income of $6.3 million for the second quarter of 2014, an increase of 3.3% over the second quarter of 2013, while Diluted Earnings per Class A Common Share remained level at $0.30 for both quarters. Return on average assets (“ROA”) and return on average equity (“ROE”) were 0.73% and 4.54%, respectively, for the second quarter of 2014. For the first six months of 2014, net income was $18.3 million, with Diluted Earnings per Class A Common Share of $0.88 and an ROA and ROE of 1.04% and 6.60%, respectively.

Steve Trager, Republic’s Chairman and Chief Executive Officer, commented: “We made meaningful strides during the second quarter of 2014 in reinvesting cash from lower-yielding overnight investments into higher yielding loan products, growing total loans by $151 million for the second quarter alone. The overall growth in our loan portfolio came from multiple sources including our Mortgage Warehouse line-of-credit product, as well as new production from our Correspondent Lending division, which began purchasing loans during the second quarter of 2014. After three months of operation, this new division has purchased $12 million of conforming and jumbo 5/1 and 7/1 adjustable rate mortgage (“ARM”) loans from a small portion of the Company’s existing Mortgage Warehouse clients. The Company is excited about the growth potential in the correspondent channel, as its new loan pipeline continues to grow and the Company continues the process of approving additional Mortgage Warehouse clients as correspondent originators.”

The following chart highlights Republic’s second quarter and year-to-date 2014 financial performance compared to the same period in 2013:

	Three Months Ended		%	Six Months Ended		%
(dollars in thousands, except per share data)	6/30/14	6/30/13	Change	6/30/14	6/30/13	Change

Income before income taxes	$9,654	$8,946	8%	$28,177	$29,924	-6%
Net Income	$6,322	$6,119	3%	$18,306	$19,475	-6%
Diluted Earnings per Class A Share	$0.30	$0.30	0%	$0.88	$0.94	-6%
ROA	0.73%	0.73%	0%	1.04%	1.14%	-9%
ROE	4.54%	4.46%	2%	6.60%	7.13%	-7%

Quarterly Results of Operations

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking was $5.9 million for the second quarter of 2014, a decrease of $1.1 million, or 15%, from the second quarter of 2013. Compared to the second quarter of 2013, the decline in net income at the Core Bank was largely attributable to lower net interest income and lower mortgage banking income. On a linked quarter basis, however, the Core Bank’s net income increased $513,000 from the $5.4 million achieved during the first quarter of 2014. The increase in net income on a linked quarter basis occurred primarily as a result of the aforementioned $151 million growth in the Core Bank’s loan portfolio and an uptick in customer demand for secondary market loan products stemming from a rise in home purchase activity.

Net interest income within the Core Bank decreased $1.3 million, or 4%, to $27.5 million for the second quarter of 2014 compared to the same period in 2013. On a linked quarter basis, net interest income increased $331,000 from the $27.2 million achieved during the first quarter of 2014. The Core Bank’s net interest margin was 3.35% during the second quarter of 2014, decreasing 22 basis points from 3.57% during the second quarter of 2013 but increasing six basis points from 3.29% achieved for the first quarter of 2014. Net interest income at the Core Bank continued to benefit from discount accretion on loans acquired from the Company’s 2012 FDIC-assisted acquisitions (the “Legacy” loans). Altogether, the Company recorded discount accretion of $1.4 million during the second quarter of 2014, $1.8 million during the second quarter of 2013 and $2.1 million during the first quarter of 2014. The discount accretion added approximately 17, 22 and 25 basis points, respectively, to the Core Bank’s net interest margin for these periods.

On a linked quarter basis, the Company’s Mortgage Warehouse lines-of-credit outstanding increased $108 million from March 31, 2014 to June 30, 2014 due to increases in total line-of-credit commitments and usage of those lines by Republic’s Mortgage Warehouse clients. Overall, outstanding Mortgage Warehouse commitments increased $59 million during the second quarter to $395 million. Usage of these lines-of-credit grew during the quarter as a result of increased origination activity among the Company’s Mortgage Warehouse clients. The average usage rate among all Mortgage Warehouse clients was 47% for the second quarter of 2014, up from 34% for the first quarter of 2014. While the growth in commitments for the second quarter and first six months of 2014 is in line with Company’s internal projections for the year, the usage rate of these lines exceeded the Company’s expectations. Republic’s management is optimistic that the Company can continue to modestly grow this program during the remainder of the year as it continues to add new clients.

Also on a linked quarter basis, the Core Bank’s residential real estate and commercial and industrial loans increased $21 million and $19 million, respectively, from March 31, 2014 to June 30, 2014, as economic activity within the Core Bank’s footprint expanded. Aiding the increase in the residential real estate portfolio during the quarter was the Company’s previously discussed Correspondent Lending division.

The Core Bank’s provision for loan losses was $710,000 for the second quarter of 2014 compared to $1.0 million during the second quarter of 2013. The Core Bank’s required provisions for the second quarter of 2014 and 2013 were both positively low and compared favorably to peer in both quarters. The second quarter 2014 provision was reflective of an increase in general loan loss reserves driven by the growth in the Core Bank’s loan portfolio during the quarter. The Core Bank experienced no individually large loan impairment charges within its loan loss provision during the second quarters of 2014 or 2013, with minimal impact in both periods related to its aforementioned Legacy loans.

The table below illustrates the Core Bank’s continuing well-regarded credit quality ratios for the most recent quarter ends and the previous three calendar year ends:

	As of and for the:
	Quarter Ending:		Year Ending:

Core Banking Credit Quality Ratios	6/30/14	3/31/14	12/31/13	12/31/12	12/31/11

Non-performing loans to total loans	0.75%	0.93%	0.81%	0.82%	1.02%

Non-performing assets to total loans (including OREO)	1.17%	1.58%	1.46%	1.79%	1.49%

Delinquent loans to total loans	0.44%	0.56%	0.63%	0.79%	1.07%

Net charge-offs to average loans	0.05%	0.07%	0.18%	0.34%	0.24%
(Annualized as of 6/30/14 and 3/31/14)

OREO = Other Real Estate Owned

Non-interest income for the Core Bank was $7.2 million for the second quarter of 2014 compared to $8.9 million for the second quarter of 2013. Primarily driving the overall decrease in non-interest income was a $1.4 million decline in mortgage banking income, as the Core Bank achieved a solid $2.2 million during the second quarter of 2013, the last quarter of significant refinance volume on a national basis for long-term fixed-rate mortgage loans. The decrease in mortgage banking income was partially offset by a $379,000 increase in the cash surrender value of the Company’s Bank Owned Life Insurance (“BOLI”). The increase in the cash surrender value of the Company’s BOLI represents tax advantaged income, which is used to offset employee-related expenses.

Core Bank non-interest expenses decreased $1.4 million from the second quarter of 2013 to $24.9 million during the same period in 2014. As previously disclosed, the Bank implemented a modest reduction in force during the fourth quarter of 2013, which drove an $898,000 decrease in salaries and benefits expense from the second quarter of 2013 to the same period in 2014. Additionally, other real estate owned (“OREO”) expense and legal expenses decreased $385,000 and $459,000, respectively, from the second quarter of 2013. The reduction in OREO and legal expenses was the result of a further decrease in the Company’s non-performing assets on a year-to-year basis.

Republic Processing Group (“RPG”) – RPG’s second quarter 2014 net income was $421,000 compared to a net loss of $862,000 during the second quarter of 2013. The higher profitability was primarily driven by an increase in net Refund Transfer (“RT”) fees, lower salary costs and reduced legal fees within RPG’s Tax Refund Solutions (“TRS”) division. The TRS division of RPG derives substantially all of its revenues during the first and second quarters of the year and historically operates at a net loss during the second half of the year as the Company prepares for the next tax season.

Conclusion

“With solid loan growth and economic activity in our core footprint appearing to expand during the second quarter, we look ahead to the remainder of 2014 with great optimism. As always, our number one priority going forward will be to grow our existing business lines while maintaining our industry-strong credit quality. In addition, we focused a significant amount of time during the first half of 2014 seeking an acquisition in the traditional mergers and acquisition market. We plan to continue our search until we find the right bank with which to partner and deploy our excess capital.

"Lastly, as we disclosed in our first quarter earnings release, we kicked off our first branding marketing campaign during the second quarter of 2014. We believe the campaign has been well received and has accomplished our goal of further enhancing the public’s awareness of our Company and the industry-leading products and services we offer. The campaign’s message is simple - Republic Bank. It’s just easier here SM. It represents a message that we successfully fulfilled to our clients yesterday, are fulfilling to our clients today, and plan to fulfill to them tomorrow and for many years to come,” concluded Trager.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 42 total banking centers: 33 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; three banking centers in Florida – Hudson, Port Richey and Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville); and one banking center in Blue Ash (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Company has $3.5 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here SM.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, future acquisitions, future challenges of growing or maintaining non interest income, net interest income and net interest margin in the Company’s Core Bank operations, the future impact of expense reduction initiatives, the future strength of the Core Bank’s overall credit quality, the future growth in outstanding loan balances from the Core Bank’s mortgage warehouse lines-of-credit, the future growth of loans from the Core Bank’s Correspondent Lending division, and the future growth and performance of the Republic Processing Group, as well as current expectations and assumptions regarding its business, the economy and other future conditions. Forward-looking statements can be identified by the use of the words “expect,” “appear,” “anticipate,” “believe,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements, which speak only as of the date on which they are made. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2013. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information Second Quarter 2014 Earnings Release
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	June 30, 2014	Dec. 31, 2013	June 30, 2013
Assets:
Cash and cash equivalents	$84,273	$170,863	$97,690
Investment securities	511,984	483,537	475,500
Mortgage loans held for sale, at fair value	6,809	3,506	24,174
Loans	2,725,017	2,589,792	2,618,029
Allowance for loan losses	(22,772)	(23,026)	(22,491)
Loans, net	2,702,245	2,566,766	2,595,538
Federal Home Loan Bank stock, at cost	28,208	28,342	28,342
Premises and equipment, net	32,481	32,908	32,629
Goodwill	10,168	10,168	10,168
Other real estate owned ("OREO")	11,613	17,102	15,248
Bank owned life insurance ("BOLI")	50,655	25,086	-
Other assets and accrued interest receivable	26,888	33,626	37,776
Total assets	$3,465,324	$3,371,904	$3,317,065

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$519,651	$488,642	$487,787
Interest-bearing	1,485,332	1,502,215	1,483,260
Total deposits	2,004,983	1,990,857	1,971,047

Securities sold under agreements to repurchase and other short-term borrowings	197,439	165,555	128,532
Federal Home Loan Bank advances	640,000	605,000	592,044
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	26,371	26,459	40,135
Total liabilities	2,910,033	2,829,111	2,772,998

Stockholders' equity	555,291	542,793	544,067
Total liabilities and Stockholders' equity	$3,465,324	$3,371,904	$3,317,065
Average Balance Sheet Data
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Assets:
Investment securities, including FHLB stock	$530,472	$511,225	$515,170	$510,122
Federal funds sold and other interest-earning deposits	128,473	127,696	217,228	156,805
Loans and fees, including loans held for sale	2,632,190	2,590,643	2,598,376	2,586,809
Total interest-earning assets	3,291,135	3,229,564	3,330,774	3,253,736
Total assets	3,459,171	3,355,109	3,515,181	3,402,133

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$526,599	$492,442	$583,258	$531,314
Interest-bearing deposits	1,497,494	1,515,878	1,501,137	1,513,903
Securities sold under agreements to
repurchase and other short-term borrowings	259,132	149,237	241,205	175,932
Federal Home Loan Bank advances	562,209	588,712	578,544	570,497
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,360,075	2,295,067	2,362,126	2,301,572
Stockholders' equity	557,109	548,644	554,510	546,089

Republic Bancorp, Inc. Financial Information Second Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Total interest income(1)	$32,405	$34,119	$64,902	$68,520
Total interest expense	4,855	5,352	10,048	10,623

Net interest income	27,550	28,767	54,854	57,897

Provision for loan losses	693	905	(10)	280

Non-interest income:
Service charges on deposit accounts	3,563	3,498	6,858	6,708
Net refund transfer fees	1,836	1,683	16,224	13,697
Mortgage banking income	812	2,180	1,298	5,454
Debit card interchange fee income	1,738	1,656	3,673	3,467
Bargain purchase gain - First Commercial Bank ("FCB")	-	-	-	1,324
Net gain on sales of OREO	264	1,034	666	1,311
Increase in cash surrender value of BOLI	379	-	570	-
Other	920	732	1,683	1,347
Total non-interest income	9,512	10,783	30,972	33,308

Non-interest expenses:
Salaries and employee benefits	13,965	15,086	28,448	31,200
Occupancy and equipment, net	5,508	5,315	11,330	10,892
Communication and transportation	856	991	1,882	2,021
Marketing and development	983	880	1,575	1,782
FDIC insurance expense	414	402	983	815
Bank franchise tax expense	831	857	3,170	2,572
Data processing	913	792	1,754	1,508
Debit card interchange expense	807	718	1,761	1,561
Supplies	60	218	500	572
OREO expense	560	945	1,630	1,834
Legal expense	88	1,338	500	1,768
Other	1,730	2,157	4,126	4,476
Total non-interest expenses	26,715	29,699	57,659	61,001

Income before income tax expense	9,654	8,946	28,177	29,924
Income tax expense	3,332	2,827	9,871	10,449

Net income	$6,322	$6,119	$18,306	$19,475

Republic Bancorp, Inc. Financial Information Second Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the		As of and for the
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Per Share Data:

Basic average shares outstanding	20,793	20,782	20,795	20,823
Diluted average shares outstanding	20,888	20,858	20,891	20,895

End of period shares outstanding:
Class A Common Stock	18,548	18,522	18,548	18,522
Class B Common Stock	2,245	2,260	2,245	2,260

Book value per share(2)	$ 26.71	$ 26.18	$ 26.71	$ 26.18
Tangible book value per share(2)	25.98	25.42	25.98	25.42

Earnings per share:
Basic earnings per Class A Common Stock	$ 0.31	$ 0.30	$ 0.88	$ 0.94
Basic earnings per Class B Common Stock	0.29	0.28	0.85	0.91
Diluted earnings per Class A Common Stock	0.30	0.30	0.88	0.94
Diluted earnings per Class B Common Stock	0.29	0.28	0.85	0.90

Cash dividends declared per share:
Class A Common Stock	$ 0.187	$ 0.176	$ 0.363	$ 0.341
Class B Common Stock	0.170	0.160	0.330	0.310

Performance Ratios:

Return on average assets	0.73%	0.73%	1.04%	1.14%
Return on average equity	4.54	4.46	6.60	7.13
Efficiency ratio(3)	72	75	67	67
Yield on average interest-earning assets	3.94	4.23	3.90	4.21
Cost of interest-bearing liabilities	0.82	0.93	0.85	0.92
Cost of deposits(4)	0.19	0.19	0.18	0.20
Net interest spread	3.12	3.30	3.05	3.29
Net interest margin - Total Company	3.35	3.56	3.29	3.56
Net interest margin - Traditional Bank(5)	3.35	3.57	3.32	3.58

Other Information:

End of period full-time equivalent employees	726	791	726	791
Number of banking centers	42	44	42	44

Republic Bancorp, Inc. Financial Information Second Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics	As of and for the		As of and for the
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Credit Quality Asset Balances:

Loans on non-accrual status	$19,606	$21,922	$19,606	$21,922
Loans past due 90-days-or-more and still on accrual	734	2,159	734	2,159
Total non-performing loans	20,340	24,081	20,340	24,081
OREO	11,613	15,248	11,613	15,248
Total non-performing assets	$31,953	$39,329	$31,953	$39,329
Total delinquent loans	$12,062	$16,197	$12,062	$16,197

Credit Quality Ratios:

Non-performing loans to total loans	0.75%	0.92%	0.75%	0.92%
Non-performing assets to total loans (including OREO)	1.17	1.49	1.17	1.49
Non-performing assets to total assets	0.92	1.19	0.92	1.19
Allowance for loan losses to total loans	0.84	0.86	0.84	0.86
Allowance for loan losses to non-performing loans	112	93	112	93
Delinquent loans to total loans(6)	0.44	0.62	0.44	0.62
Net charge-offs to average loans (annualized) - Total Company	0.04	0.31	0.01	0.12
Net charge-offs to average loans (annualized) - Traditional Banking(5)	0.05	0.33	0.03	0.17

Republic Bancorp, Inc. Financial Information Second Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Assets:
Cash and cash equivalents	$84,273	$343,386	$170,863	$141,585	$97,690
Investment securities	511,984	466,002	483,537	533,681	475,500
Mortgage loans held for sale, at fair value	6,809	2,414	3,506	9,803	24,174
Loans	2,725,017	2,574,334	2,589,792	2,553,435	2,618,029
Allowance for loan losses	(22,772)	(22,367)	(23,026)	(23,492)	(22,491)
Loans, net	2,702,245	2,551,967	2,566,766	2,529,943	2,595,538
Federal Home Loan Bank stock, at cost	28,208	28,310	28,342	28,342	28,342
Premises and equipment, net	32,481	32,948	32,908	32,626	32,629
Goodwill	10,168	10,168	10,168	10,168	10,168
Other real estate owned	11,613	16,914	17,102	15,247	15,248
Bank owned life insurance	50,655	30,277	25,086	-	-
Other assets and accrued interest receivable	26,888	24,786	33,626	30,486	37,776
Total assets	$3,465,324	$3,507,172	$3,371,904	$3,331,881	$3,317,065

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$519,651	$568,162	$488,642	$492,126	$487,787
Interest-bearing	1,485,332	1,516,050	1,502,215	1,527,659	1,483,260
Total deposits	2,004,983	2,084,212	1,990,857	2,019,785	1,971,047

Securities sold under agreements to
repurchase and other short-term borrowings	197,439	222,174	165,555	106,373	128,532
Federal Home Loan Bank advances	640,000	582,000	605,000	587,020	592,044
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	26,371	26,688	26,459	31,953	40,135
Total liabilities	2,910,033	2,956,314	2,829,111	2,786,371	2,772,998

Stockholders' equity	555,291	550,858	542,793	545,510	544,067
Total liabilities and Stockholders' equity	$3,465,324	$3,507,172	$3,371,904	$3,331,881	$3,317,065

Average Balance Sheet Data
	Quarterly Comparison
	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Assets:
Investment securities, including FHLB stock	$530,472	$499,698	$559,146	$530,759	$511,225
Federal funds sold and other interest-earning deposits	128,473	306,535	157,579	113,042	127,696
Loans and fees, including loans held for sale	2,632,190	2,564,188	2,550,770	2,576,606	2,590,643
Total interest-earning assets	3,291,135	3,370,421	3,267,495	3,220,407	3,229,564
Total assets	3,459,171	3,571,061	3,398,055	3,339,596	3,355,109

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$526,599	$639,785	$505,115	$488,386	$492,442
Interest-bearing deposits	1,497,494	1,504,820	1,518,221	1,513,330	1,515,878
Securities sold under agreements to
repurchase and other short-term borrowings	259,132	223,079	190,568	139,293	149,237
Federal Home Loan Bank advances	562,209	595,061	580,537	592,735	588,712
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,360,075	2,364,200	2,330,566	2,286,598	2,295,067
Stockholders' equity	557,109	551,909	547,946	547,439	548,644

Republic Bancorp, Inc. Financial Information Second Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

Total interest income(1)	$32,405	$32,497	$32,039	$34,009	$34,119
Total interest expense	4,855	5,193	5,300	5,470	5,352
Net interest income	27,550	27,304	26,739	28,539	28,767

Provision for loan losses	693	(703)	503	2,200	905

Non-interest income:
Service charges on deposit accounts	3,563	3,295	3,569	3,676	3,498
Net refund transfer fees	1,836	14,388	35	152	1,683
Mortgage banking income	812	486	778	1,026	2,180
Debit card interchange fee income	1,738	1,935	1,526	1,519	1,656
Net gain on sales of OREO	264	402	457	403	1,034
Increase in cash surrender value of BOLI	379	191	86	-	-
Other	920	763	671	763	732
Total non-interest income	9,512	21,460	7,122	7,539	10,783

Non-interest expenses:
Salaries and employee benefits	13,965	14,483	14,352	12,226	15,086
Occupancy and equipment, net	5,508	5,822	5,564	5,462	5,315
Communication and transportation	856	1,026	1,117	990	991
Marketing and development	983	592	786	785	880
FDIC insurance expense	414	569	448	419	402
Bank franchise tax expense	831	2,339	836	707	857
Data processing	913	841	891	934	792
Debit card interchange expense	807	954	634	655	718
Supplies	60	440	357	228	218
OREO expense	560	1,070	1,115	497	945
Legal expense	88	412	1,516	1,343	1,338
Other	1,730	2,396	2,721	2,079	2,157
Total non-interest expenses	26,715	30,944	30,337	26,325	29,699

Income before income tax expense	9,654	18,523	3,021	7,553	8,946
Income tax expense	3,332	6,539	1,676	2,950	2,827

Net income	$6,322	$11,984	$1,345	$4,603	$6,119

Republic Bancorp, Inc. Financial Information Second Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the Three Months Ended
	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Per Share Data:

Basic average shares outstanding	20,793	20,796	20,796	20,787	20,782
Diluted average shares outstanding	20,888	20,893	20,899	20,927	20,858

End of period shares outstanding:
Class A Common Stock	18,548	18,530	18,541	18,534	18,522
Class B Common Stock	2,245	2,260	2,260	2,260	2,260

Book value per share(2)	$26.71	$26.50	$26.09	$26.23	$26.18
Tangible book value per share(2)	25.98	25.76	25.35	25.47	25.42

Earnings per share:
Basic earnings per Class A Common Stock	$0.31	$0.58	$0.07	$0.22	$0.30
Basic earnings per Class B Common Stock	0.29	0.56	0.05	0.21	0.28
Diluted earnings per Class A Common Stock	0.30	0.58	0.07	0.22	0.30
Diluted earnings per Class B Common Stock	0.29	0.56	0.05	0.21	0.28

Cash dividends declared per share:
Class A Common Stock	$0.187	$0.176	$0.176	$0.176	$0.176
Class B Common Stock	0.170	0.160	0.160	0.160	0.160

Performance Ratios:

Return on average assets	0.73%	1.34%	0.16%	0.55%	0.73%
Return on average equity	4.54	8.69	0.98	3.36	4.46
Efficiency ratio(3)	72	63	90	73	75
Yield on average interest-earning assets	3.94	3.86	3.92	4.22	4.23
Cost of interest-bearing liabilities	0.82	0.88	0.91	0.96	0.93
Cost of deposits(4)	0.19	0.18	0.20	0.21	0.19
Net interest spread	3.12	2.98	3.01	3.26	3.30
Net interest margin - Total Company	3.35	3.24	3.27	3.54	3.56
Net interest margin - Traditional Bank(5)	3.35	3.29	3.27	3.54	3.57

Other Information:

End of period full-time equivalent employees	726	735	736	796	791
Number of banking centers	42	42	45	45	44

Republic Bancorp, Inc. Financial Information Second Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics
	As of and for the Three Months Ended
	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Credit Quality Asset Balances:
Loans on non-accrual status	$19,606	$21,792	$19,104	$18,407	$21,922
Loans past due 90-days-or-more and still on accrual	734	2,247	1,974	1,839	2,159
Total non-performing loans	20,340	24,039	21,078	20,246	24,081
OREO	11,613	16,914	17,102	15,247	15,248
Total non-performing assets	$31,953	$40,953	$38,180	$35,493	$39,329
Total delinquent loans	$12,062	$14,443	$16,223	$15,087	$16,197

Credit Quality Ratios:
Non-performing loans to total loans	0.75%	0.93%	0.81%	0.79%	0.92%
Non-performing assets to total loans (including OREO)	1.17	1.58	1.46	1.38	1.49
Non-performing assets to total assets	0.92	1.17	1.13	1.07	1.19
Allowance for loan losses to total loans	0.84	0.87	0.89	0.92	0.86
Allowance for loan losses to non-performing loans	112	93	109	116	93
Delinquent loans to total loans(6)	0.44	0.56	0.63	0.59	0.62
Net charge-offs (recoveries)to average loans (annualized) - Total Company	0.04	(0.01)	0.15	0.19	0.31
Net charge-offs to average loans (annualized) - Traditional Bank(5)	0.05	0.07	0.16	0.19	0.33

Republic Bancorp, Inc. Financial Information
Second Quarter 2014 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and customers are similar.

As of June 30, 2014, the Company was divided into three distinct business operating segments: Traditional Banking, Mortgage Banking and Republic Processing Group (“RPG”). Along with the Tax Refund Solutions (“TRS”) division, Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”) operate as divisions of the RPG segment.

All divisions of the RPG segment operate through the Bank. The TRS division facilitates the receipt and payment of federal and state tax refund products. The RPS division is an issuing bank offering general purpose reloadable prepaid debit cards through third party program managers. The RCS division is piloting short-term consumer credit products.

Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations, while servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations. Net refund transfer fees provide the majority of revenue for RPG. All Company operations are domestic.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2013 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information Second Quarter 2014 Earnings Release (continued)

Segment information for the three and six months ended June 30, 2014 and 2013 follows:

	Three Months Ended June 30, 2014
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$27,441	$49	$60	$27,550

Provision for loan losses	710	-	(17)	693

Net refund transfer fees	-	-	1,836	1,836
Mortgage banking income	-	812	-	812
Other non-interest income	6,361	71	432	6,864
Total non-interest income	6,361	883	2,268	9,512

Total non-interest expenses	23,929	1,013	1,773	26,715

Income (loss) before income tax expense	9,163	(81)	572	9,654
Income tax expense (benefit)	3,210	(29)	151	3,332
Net income (loss)	$5,953	$(52)	$421	$6,322

Segment end of period assets	$3,434,716	$12,231	$18,377	$3,465,324

Net interest margin	3.35%	NM	NM	3.35%

	Three Months Ended June 30, 2013
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$28,606	$145	$16	$28,767

Provision for loan losses	1,045	-	(140)	905

Net refund transfer fees	-	-	1,683	1,683
Mortgage banking income	-	2,180	-	2,180
Other non-interest income	6,660	75	185	6,920
Total non-interest income	6,660	2,255	1,868	10,783

Total non-interest expenses	25,443	906	3,350	29,699

Income (loss) before income tax expense	8,778	1,494	(1,326)	8,946
Income tax expense (benefit)	2,768	523	(464)	2,827
Net income (loss)	$6,010	$971	$(862)	$6,119

Segment end of period assets	$3,277,181	$29,891	$9,993	$3,317,065

Net interest margin	3.57%	NM	NM	3.56%

Republic Bancorp, Inc. Financial Information Second Quarter 2014 Earnings Release (continued)

	Six Months Ended June 30, 2014
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$54,554	$95	$205	$54,854

Provision for loan losses	470	-	(480)	(10)

Net refund transfer fees	-	-	16,224	16,224
Mortgage banking income	-	1,298	-	1,298
Other non-interest income	12,180	145	1,125	13,450
Total non-interest income	12,180	1,443	17,349	30,972

Total non-interest expenses	48,536	2,223	6,900	57,659

Income (loss) before income tax expense	17,728	(685)	11,134	28,177
Income tax expense (benefit)	5,994	(240)	4,117	9,871
Net income (loss)	$11,734	$(445)	$7,017	$18,306

Segment end of period assets	$3,434,716	$12,231	$18,377	$3,465,324

Net interest margin	3.32%	NM	NM	3.29%

	Six Months Ended June 30, 2013
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$57,567	$258	$72	$57,897

Provision for loan losses	1,019	-	(739)	280

Net refund transfer fees	-	-	13,697	13,697
Mortgage banking income	-	5,454	-	5,454
Bargain purchase gain - FCB	1,324	-	-	1,324
Other non-interest income	12,057	83	693	12,833
Total non-interest income	13,381	5,537	14,390	33,308

Total non-interest expenses	50,625	1,769	8,607	61,001

Income before income tax expense	19,304	4,026	6,594	29,924
Income tax expense	6,732	1,409	2,308	10,449
Net income	$12,572	$2,617	$4,286	$19,475

Segment end of period assets	$3,277,181	$29,891	$9,993	$3,317,065

Net interest margin	3.58%	NM	NM	3.56%

Republic Bancorp, Inc. Financial Information
Second Quarter 2014 Earnings Release (continued)

(1) – The amount of loan fee income included in total interest income was $2.3 million and $2.9 million for the quarters ended June 30, 2014 and 2013. The amount of loan fee income included in total interest income was $5.4 million and $5.6 million for the six months ended June 30, 2014 and 2013.

The amount of loan fee income included in total interest income per quarter was as follows: $2.3 million (quarter ended June 30, 2014), $3.1 million (quarter ended March 31, 2014); $2.1 million (quarter ended December 31, 2013), $3.3 million (quarter ended September 30, 2013), and $2.9 million (quarter ended June 30, 2013).

(2) – The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. generally accepted accounting principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013
Total stockholders' equity (a)	$555,291	$550,858	$542,793	$545,510	$544,067
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	-	-	-	289	388
Less: Mortgage servicing rights	5,009	5,227	5,409	5,482	5,305
Tangible stockholders' equity (c )	$540,114	$535,463	$527,216	$529,571	$528,206

Total assets (b)	$3,465,324	$3,507,172	$3,371,904	$3,331,881	$3,317,065
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	-	-	-	289	388
Less: Mortgage servicing rights	5,009	5,227	5,409	5,482	5,305
Tangible assets (d)	$3,450,147	$3,491,777	$3,356,327	$3,315,942	$3,301,204

Total stockholders' equity to total assets (a/b)	16.02%	15.71%	16.10%	16.37%	16.40%
Tangible stockholders' equity to tangible assets (c/d)	15.65%	15.33%	15.71%	15.97%	16.00%

Number of shares outstanding (e)	20,793	20,790	20,801	20,794	20,782

Book value per share (a/e)	$26.71	$26.50	$26.09	$26.23	$26.18
Tangible book value per share (c/e)	25.98	25.76	25.35	25.47	25.42

(3) – The efficiency ratio equals total non-interest expense divided by the sum of net interest income and non-interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities, if applicable.

(4) – The cost of deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average non interest-bearing deposits.

(5) – Ratios relate only to the Traditional Banking segment.

(6) – The delinquent loans to total loans ratio equals loans 30-days-or-more past due loans divided by total loans.

NA – Not applicable

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer